SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

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Filed by a Party other than the Registrant

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Ranger Funds Investment Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Proposed maximum aggregate value of transaction:

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Total fee paid:

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Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Filing Party:

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Date Filed:

Please respond immediately on this very important matter regarding your investment!

Dear Valued Shareholder:

The Ranger Small Cap Fund special meeting of shareholders is being held on March 22, 2021 and we need your vote.

As of today, the proxy process related to fund you invest in cannot move forward because not enough shareholders have submitted their votes on the proposal included in the proxy materials.

Please vote today. The Board recommends a FOR vote on this important proposal.

Your vote is greatly needed and will eliminate the need for additional outreach via mail, phone or internet.

You are a valued member of the Ranger Small Cap Fund family and we need your vote. Your vote is critical to helping us reach quorum.

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Call a proxy voting specialist today at 1-833-945-2698.  Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET.  You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

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Vote by Internet atwww.proxyvote.com and enter the control number on your proxy card and follow the prompts.

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Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.  If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time.

We appreciate you taking immediate action to vote your shares today!

Sincerely,